Exhibit 99

Convergys Revises Fourth Quarter and Full Year 2013 GAAP Earnings;

Previously Reported Adjusted Earnings Remain Unchanged

2013 Reported GAAP Earnings Now Include $46M Tax Expense from the Impact of

Cash Repatriation Related to the Acquisition of Stream Global Services

CINCINNATI—(Business Wire)—February 28, 2014 — Convergys Corporation (NYSE: CVG), a global leader in customer management, announced revised fourth quarter and full year 2013 GAAP earnings to account for tax expense associated with cash repatriation related to the acquisition of Stream Global Services, Inc. This revision had no impact on the Company’s revenue, operating income, cash flows or any non-GAAP measure previously presented.

As discussed in its January 6, 2014 acquisition announcement call, Convergys plans to repatriate foreign cash on a tax efficient basis to partially finance the anticipated Stream transaction. The Company has determined that a tax provision relating to its plans to use offshore cash should be reflected in the fourth quarter of 2013. This resulted in additional fourth-quarter 2013 tax expense of $46 million.

As previously reported, fourth quarter and full year 2013 adjusted net income from continuing operations are $28 million, or $0.26 per diluted share, and $117 million, or $1.07 per diluted share, respectively. Adjusted results do not include acquisition-related impacts such as transaction costs, tax expense associated with cash repatriation, or impairment and pension settlement charges. Revised fourth-quarter 2013 GAAP net loss from continuing operations is $21.9 million, or $0.21 per share. Revised full year 2013 GAAP net income from continuing operations is $58.5 million, or $0.54 per diluted share.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance,” “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our failure to successfully acquire and integrate businesses, including risks and uncertainties related to timing of consummation of the proposed Stream acquisition; (iv) our inability to protect personally identifiable data against unauthorized access or unintended release; (v) our inability to maintain and upgrade our technology and network equipment in a timely manner; (vi) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (vii) the failure to meet expectations regarding the tax treatment of the Information Management transaction; (viii) adverse effects of litigation and other commitments and contingencies and (ix) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures (as defined by the Securities and Exchange Commission Regulation G) that were previously reported in our news release dated February 5, 2014 (the “Original Release”). Reconciliations of the non-GAAP measures to their comparable GAAP measures were included in the Original Release and on our website. Updated reconciliations of GAAP to non-GAAP results are available on the investor relations page of our web site at www.convergys.com. To assess the underlying operational performance of the continuing operations of the business for the quarter and year, and to have a basis to compare underlying operating results to prior and future periods, management uses net income from continuing operations and diluted earnings per share from continuing operations metrics excluding certain unusual, non-operational or restructuring-related activities.

These items are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, income from continuing operations, net of tax and diluted earnings per share from continuing operations excluding the items above, and the GAAP measures, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond those described above.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

About Convergys

As a leader in customer management for over 30 years, Convergys is uniquely focused on helping companies find new ways to enhance the value of their customer relationships and deliver consistent customer experiences across all channels and geographies. Every day, over 84,000 employees help our clients balance the demands of increasing revenue, improving customer satisfaction, and reducing overall cost using an optimal mix of agent, technology, and analytics solutions. Our actionable insight stems from handling billions of customer interactions annually for our clients. Visit www.convergys.com to learn more.

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation)

Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com